Exhibit 23.6
CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Diamondback Energy, Inc. of our appraisal report relating to the proved gas and oil reserves of QEP Energy Company included in the Annual Report on Form 10-K of QEP Resources, Inc. for the year ended December 31, 2020 and incorporated herein by reference.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Denver, Colorado
June 30, 2021